Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, each dated May 1, 2022, and each included in this Post-Effective Amendment No. 98 on the Registration Statement (Form N-1A, File No. 033-5173) of Voya Variable Portfolios, Inc. (the "Registration Statement").

We also consent to the incorporation by reference of our reports dated February 18, 2022, with respect to Voya Emerging Markets Index Portfolio, Voya International Index Portfolio, Voya RussellTM Large Cap Growth Index Portfolio, Voya RussellTM Large Cap Index Portfolio, Voya RussellTM Large Cap Value Index Portfolio, Voya RussellTM Mid Cap Growth Index Portfolio, Voya RussellTM Mid Cap Index Portfolio, Voya RussellTM Small Cap Index Portfolio, Voya U.S. Bond Index Portfolio, Voya Index Plus LargeCap Portfolio, Voya Index Plus MidCap Portfolio, Voya Index Plus SmallCap Portfolio and our reports dated February 24, 2022, with respect to Voya Global High Dividend Low Volatility Portfolio and Voya Small Company Portfolio (the "Portfolios") (fourteen of the portfolios constituting Voya Variable Portfolios, Inc.) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended December 31, 2021, into this Registration Statement filed with the Securities and Exchange Commission.

Boston, Massachusetts

April 25, 2022